                                                                   EXHIBIT 10.15

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

[EMULEX LOGO]

                     MANUFACTURING RIGHTS LICENSE AGREEMENT

                                     BETWEEN

                               EMULEX CORPORATION

                                       AND

                                  EGENERA, INC.

This Agreement is entered into by and between Egenera, Inc. ("Egenera"), a Delaware corporation with offices at 165 Forest Street, Marlborough, MA 01752, and Emulex Corporation ("Emulex"), a California corporation with offices at 3535 Harbor Boulevard, Costa Mesa, CA 92626, and shall be effective as of the later of the dates on which the parties execute the Agreement ("Effective Date").

Now, therefore, the parties agree as follows:

1.    DEFINITIONS

      1.1   "Egenera Product" means the Egenera BladeFrame.

      1.2 "Emulex Product" means the Emulex cLAN Falcon ASIC (GNNA100-01), cLAN5300 Board Stack Assembly (891000002), and cLAN1000 Host Bus Adapter (cLAN1000). The term "Emulex Product" shall include the Software, as defined below, unless context indicates otherwise.

      1.3 "Software" means any software, firmware, or other code necessary for the operation of the Emulex Product. The Software includes the cLAN Linux 1.3 code base.

      1.4 "Source Documentation" means documentation necessary for Egenera to have the Emulex Product manufactured. Source Documentation includes the Emulex Product approved vendor list; schematics; costed bill of materials, quality and reliability data; DVT, DFM, and DFT; packaging data; engineering change orders; and process flows.

      1.5 "Additional Documentation" means the Falcon ASIC source code, which will be included for documentation purposes only.

                                                                     Pge 1 of 14

      1.6 "Product Documentation" means a copy of the Emulex Product user manual and diagnostic software documentation, if any.

      1.7 "Derivative Work" means a product or other work that is based upon one or more pre-existing products or other works, such as a revision, modification, translation (including compilation or recapitulation), abridgment, condensation, expansion, or any other form in which a pre-existing product or work may be recast, adapted, transformed, or otherwise altered, and that, if prepared without authorization by the owner of the pre-existing work, would constitute an infringement of the owner's intellectual property rights.

2.    SCOPE OF AGREEMENT

      Subject to payment of the royalties as described in Section 5, Emulex hereby licenses Egenera to manufacture, use, and sell or otherwise distribute the Emulex Product in accordance with the terms and conditions of this Agreement. This Agreement is non-exclusive and the parties may enter into similar agreements with other parties.

3.    TERM AND TERMINATION

      3.1 This Agreement shall commence on the Effective Date and, unless terminated as provided elsewhere herein, shall remain in full force and effect for a period of two years. Egenera may request renewal of this Agreement for an additional term of one year by providing a written renewal request to Emulex no later than ninety days prior to the end of the initial term.

      3.2 Egenera may terminate this Agreement at any time, without cause, by giving Emulex at least ten days' prior written notice. Either party may immediately terminate this Agreement if the other party fails to perform any of the material obligations imposed upon it under the terms of this Agreement so as to be in default hereunder and fails to cure such default within thirty days after receiving written notice thereof.

      3.3 The licenses granted hereunder shall end upon termination or expiration of this Agreement, except as may be required for Egenera to continue to support its end users' use and operation of the Emulex Product. Termination or expiration of this Agreement will not relieve the parties of any obligations incurred prior to the date of termination.

4.    GRANT OF LICENSE

      4.1 During the term of this Agreement, Emulex hereby grants to Egenera all appropriate rights and licenses under Emulex's applicable patents, copyrights, and other intellectual property rights, including the Source Documentation ("Emulex IP") necessary to enable Egenera to have the Emulex Product manufactured by Manufacturers' Services Limited ("MSL"), and to use, market, promote, lease, sell and otherwise distribute the Emulex Product, when such Emulex Product is incorporated into the Egenera Product or for add-ons and field replacements, and to have the Emulex Product repaired by MSL. Emulex also grants Egenera the right to reproduce or have reproduced the Software for distribution in binary code form for use with the Emulex Product. Egenera shall not have the right to (a) make any Derivative Work of the Emulex Product, except as may be necessary to allow Egenera to develop, market, sell or otherwise distribute the Egenera Product; (b) make any Derivative Work of the Emulex Product, Software, or Source Documentation, where such Derivative Work would, in practices customary to the computer industry, be considered a new or succeeding generation of the Emulex Product; or (c) use the Emulex IP to create products that compete, directly or indirectly, with the Emulex Product or other products manufactured and sold or otherwise distributed by Emulex. Egenera shall use the Additional Documentation for documentation purposes only, and shall not make any Derivative Work of the Additional Documentation without Emulex's express written permission.

      4.2 Emulex agrees that Egenera shall have the right to have the Emulex Product manufactured and repaired by a contract manufacturer other than MSL if MSL (a) is unable to manufacture the Emulex Product in sufficient quantities to fulfill Egenera's orders; (b) experiences a decrease in Emulex Product quality such that Egenera is unable to meet its customers' requirements; or (c) otherwise defaults in its obligations to manufacture the Emulex Product; and (d) any or all of the foregoing are not remedied within a reasonable time after Egenera provides notice and an opportunity to cure such default. If Egenera elects, under this Section, to have the Emulex Product manufactured by a contract manufacturer other than MSL, Egenera shall provide Emulex with timely written notice of such change, including name and address of the new contract manufacturer and the reason for the change.

      4.3 Emulex hereby grants Egenera a worldwide, nonexclusive, royalty free, fully paid-up right and license to use, adapt, make, or have made Derivative Works of all or any portion of the Product Documentation, solely for use and distribution with the Emulex Product.

      4.4 Egenera shall make all Product purchases directly from MSL. Emulex shall authorize MSL to accept Product orders from Egenera and/or Egenera's contract manufacturers; however, Egenera shall be solely responsible for managing the relationships between MSL and each of the contract manufacturers. As of the Effective Date hereof, Egenera's contract manufacturers are: (a) SMTC - Boston, with offices at Franklin Industrial Park, 109 Constitution Blvd., Unit 160, Franklin, MA 02038; (b) SMTC - Canada, with offices at 635 Hood Road, Markham, Ontario L3R 4N6, Canada; and (c) DTI, with offices at 476 Highland Colony Parkway, P.O. Box 748, Ridgeland, MS 39158-0748. Egenera may add or delete contract manufacturers by prior written request to Emulex and Emulex will authorize MSL to accept orders from new contract manufacturers.

      4.5 Except as specified herein, Emulex shall retain all right, title, and interest in and to the Emulex Product, Software, Product Documentation, and the Emulex IP licensed hereunder.

      4.6 Egenera shall not publicize or use the name or trademark of Emulex in any manner related to this Agreement without Emulex's written consent. Egenera shall not issue any press release or other publicity regarding this Agreement without Emulex's prior written consent.

5.    ROYALTIES AND AUDIT RIGHTS

      5.1 As of the Effective Date hereof and in consideration for the Emulex IP license granted hereunder, Egenera shall pay to Emulex royalties of [**]% of Egenera's cost of goods for the following Emulex
            Products:

                        Falcon ASIC (GNNA100-01)
                        CLAN5300 Board Stack Assembly (891000002)
                        CLAN1000 HBA (cLAN1000)

            Upon the Effective Date, Emulex shall fully disclose to Egenera Emulex's cost of goods for the Emulex Products, including MSL's warranty terms, for the first calendar quarter that this Agreement is in effect. Such information shall be in the form of a price sheet and costed bill of materials, and shall be transmitted to Egenera electronically. Thereafter, Egenera will negotiate such costs and warranty terms with MSL and will notify Emulex within thirty days of the end of each calendar quarter of the total amount due from Egenera to MSL during that quarter, in order that Emulex may calculate royalties due from Egenera hereunder.

            Emulex hereby represents that the Emulex Product costs are negotiated with MSL quarterly; and that since Egenera's royalty payments are based on those costs, the total royalty payments due from Egenera to Emulex will change in accordance with any change in Emulex Product costs.

      5.2 Egenera shall pay such royalties no later than thirty days after the end of each calendar quarter. The royalties described or contemplated under this Agreement shall be paid in U.S. dollars. Such royalties do not include federal, state, or local excise, sales, or use taxes. If such taxes are applicable, Egenera shall be responsible for calculating the appropriate tax and adding it to the royalty payments. Emulex shall not be required to issue invoices or calculate any taxes that may be due hereunder.

      5.3 Egenera shall make royalty payments by wire transfer to the following account:

                        Silicon Valley Bank
                        38 Technology Drive, Suite 150
                        Irvine, CA  92618
                        Account #06005926-70
                        ABA #1211-4039-9

      5.4 Egenera shall keep written records documenting its manufacture of the Emulex Products in sufficient detail to allow Emulex to determine whether Egenera's royalty payments are accurate. At the end of each calendar quarter, Egenera shall furnish a report to Emulex summarizing its Emulex Product manufacturing activities, including at a minimum, the number of Emulex Products manufactured and related royalty calculations.

      5.5 Emulex shall have the right, no more frequently than once per year, upon reasonable prior notice and subject to appropriate confidentiality provisions, to audit Egenera's records to determine the accuracy of Egenera's royalty payments; however, if Emulex reasonably determines that Egenera's royalties are underpaid in any one calendar quarter by five percent or more, Emulex may increase the frequency of its audits to quarterly until Egenera demonstrates to Emulex's reasonable satisfaction that its royalty payments are accurate. In the event any underpayment is discovered, Egenera shall immediately make payment to correct the underpayment.

6.    SUPPORT SERVICES

      6.1 Emulex shall provide Egenera with manufacturing transition support services as follows: 20 hours from the date that Emulex makes the Emulex IP available to Egenera through June 30, 2002; and ten hours per calendar quarter thereafter through the term of this Agreement. Such manufacturing transition support shall include services such as training, time with key suppliers, and the like.

      6.2 Emulex shall provide Egenera with general engineering support in the form of technical consultation as follows: 10 hours per calendar quarter through the term of this Agreement. Requests for such support shall be made by Egenera to a support coordinator to be named by Emulex, who will track and report the time used by Egenera.

      6.3 All support described in this Section 6 shall be on a resources available basis only. The quarterly hourly limits shall not be cumulative; if Egenera uses less time than allotted per quarter, the remaining time shall not carry forward into subsequent quarters. If Egenera's requests for support exceed the time limits set forth herein, Egenera may request additional support, Emulex will evaluate Egenera's request in light of resource availability and other relevant factors, and if Emulex accepts Egenera's request, the parties will mutually agree to time limits and the type of support required. Egenera shall pay $[**] per hour of support in excess of the hourly limits set forth above.

      6.4 If Emulex personnel incur travel or other expenses while providing support to Egenera, Egenera shall reimburse Emulex for actual, documented costs of travel, lodging, meals, and other necessary related expenses.

7.    REPRESENTATIONS AND WARRANTIES

      7.1 Emulex makes no warranties whatsoever, express or implied, with respect to the Emulex IP. Egenera agrees that the Emulex IP is accepted and utilized "AS IS" without warranty of any kind. Emulex does not warrant to correct any defects or errors that may exist in the Emulex Product, Software, Source Documentation, or Product Documentation.

      7.2 Emulex represents and warrants that it has the right to enter into this Agreement and to grant the licenses granted herein.

                                                                    Page 5 0f 14

      7.3 THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8.    CONFIDENTIAL INFORMATION

      8.1 Both parties may, in connection with this Agreement, disclose to the other party information considered confidential and proprietary information of the disclosing party ("Confidential Information"). Information shall be considered Confidential Information if identified as confidential in nature by the disclosing party at the time of disclosure, or which by its nature is normally and reasonably considered confidential, such as information related to past, present or future research, development, or business affairs, any proprietary products, materials or methodologies, or any other information which provides the disclosing party with a competitive advantage. The Source Documentation shall be considered Confidential Information. Neither party shall disclose such Confidential Information to any third party without the prior written consent of the disclosing party. The receiving party shall protect the disclosing party's Confidential Information with the same degree of care that it regularly uses to protect its own Confidential Information from unauthorized use or disclosure. No rights or licenses under patents, trademarks, trade secrets, or copyrights are granted or implied by any disclosure of Confidential Information.

      8.2 The obligations of confidentiality imposed by this Agreement shall not apply to any Confidential Information that: (a) is rightfully received from a third party without accompanying markings or disclosure restrictions; (b) is independently developed by employees of the receiving party who have not had access to such Confidential Information; (c) is or becomes publicly available through no wrongful act of the receiving party; (d) is already known by the receiving party as evidenced by documentation bearing a date prior to the date of disclosure; or, (e) is approved for release in writing by an authorized representative of the disclosing party. In addition, each party shall be entitled to disclose the other party's Confidential Information to the extent such disclosure is requested by the order of a court of competent jurisdiction, administrative agency, or other governmental body, provided that the party required to make the disclosure shall provide prompt, advance notice thereof to enable the other party to seek a protective order or otherwise prevent such disclosure.

      8.3 The terms and conditions of this Agreement, but not its existence, are considered Confidential Information.

9.    INDEMNIFICATION

      9.1 Emulex shall indemnify and hold Egenera harmless from and against any claim or suit brought against Egenera to the extent that such action is based upon a claim that any Emulex Product manufactured hereunder infringes a patent, copyright, trade secret, or any intellectual property right of any third party, and to indemnify Egenera for its related costs, expenses, and damages, including reasonable attorneys' fees, and to pay those costs, expenses and damages incurred by Egenera, provided that Egenera gives Emulex prompt written notice of any infringement claim, available information, and sole authority and control to settle or defend the claim, at Emulex's expense. Emulex reserves the right to choose the attorneys who may pursue any action that arises under this section.

      9.2 Emulex shall have no liability to Egenera to the extent that a claim of infringement is based upon: (i) compliance with designs, plans, or specifications of Egenera; (ii) the combination of the Emulex Product with other product or devices not purchased hereunder where the Emulex Product itself would not be infringing; or (iii) modifications of the Emulex Product made by Egenera where unmodified Emulex Product would not be infringing.

10.   LIABILITY FOR INJURY

      Emulex shall indemnify and defend Egenera against all claims, suits, losses, expenses, and liabilities for bodily injury, death, and property damage caused by use of the Emulex Product, or through the negligence of Emulex or any person for whose actions Emulex is legally liable. Emulex shall carry and maintain Worker's Compensation, errors and omissions, and general liability insurance coverage to adequately cover Emulex's obligations under this Section.

11.   LIMITATION OF LIABILITY

      NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.   MISCELLANEOUS PROVISIONS

      12.1  Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard for its rules concerning the conflicts of law.

      12.2  Relationship of the Parties

            The parties are and shall remain at all times, independent contractors in the performance of this Agreement and nothing herein shall be deemed to create a joint venture, partnership or agency relationship between the parties. Neither party shall have the right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of the other except as may be expressly provided otherwise in this Agreement. Each party shall be solely responsible for the performance of its employees hereunder and for all costs and expenses of its employees, to include but not be limited to employee benefits.

      12.3  Successors and Assigns

            Egenera may not assign any of its rights or obligations hereunder without the prior written consent of Emulex, which consent Emulex may grant in its sole discretion. Any attempt to assign any rights, duties or obligations hereunder without Emulex's written consent will be void, and shall be considered a material breach of this Agreement.

      12.4  Waiver

            The failure of either party to insist upon or enforce strict conformance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment of such party's right unless made in writing and shall not constitute any subsequent waiver or relinquishment.

      12.5  Amendment and Modification

            To be valid, amendments or modifications to the Agreement must be in writing and signed by authorized representatives of both parties. Any verbal agreements, discussions, and understandings, expressed or implied, shall not constitute an amendment to this Agreement.

      12.6  Invalid Provisions

            If any provision of this Agreement is finally held by a court of competent jurisdiction to be illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired.

      12.7  Survivorship

            The provisions of this Agreement which by their nature survive termination or expiration of the Agreement, including but not limited to the provisions of Sections 3.3 (Term and Termination), 7 (Representations and Warranties), 8 (Confidential Information), 9 (Indemnification), 10 (Liability for Injury), 11 (Limitation of Liability), and 12 (Miscellaneous Provisions) of this Agreement shall survive the termination or expiration of this Agreement.

      12.8  Force Majeure

            Neither party shall be responsible for any delay in performing this Agreement to the extent that such delay is caused by fire, flood, hurricane, earthquake, explosion, war, strike, embargo, government law or regulation, action of civil or military authority, or act of God.

      12.9  Attorneys' Fees

            If either party commences litigation to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses of litigation, including fees and expenses of any appeal.

      12.10 Notices

            Unless otherwise expressly provided for, all notices, requests, demands, consents or other communications required or pertaining to this Agreement shall be sent by next business day courier, fax followed by confirmation by mail, e-mail, or some other method that provides proof of delivery, to the address set forth below:

                   Emulex:           Emulex Corporation
                                     3535 Harbor Blvd.
                                     Costa Mesa, CA  92626
                                     Attn: Contracts Administration

                   Egenera:         Egenera, Inc.
                                    165 Forest Street
                                    Marlborough, MA  01752
                                    Attn:  John Ralen

            In case of mailing, the effective date of delivery of any notice, demand, or consent shall be considered to be five days after proper mailing.

      12.11 Other Communications

            Each party will designate one or more persons to act as primary contacts. These contacts will facilitate communication between the parties in relation to this Agreement, including without limitation, the activities set forth in Sections 5 and 6. The names, telephone and facsimile numbers of the contacts will be provided by the parties to each other, and may be changed by written notice.

      12.12 Headings

            The section and paragraph headings of this Agreement are intended as a convenience only, and shall not affect the interpretation of its provisions.

      12.13 Conflicting Terms

            The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding any contrary or additional terms in any purchase order, sales acknowledgment, confirmation or any other document issued by either party in relation to this Agreement.

      12.14 Export Authorization

            Regardless of any disclosure made by Egenera to Emulex of any ultimate destination of the Emulex Products, Egenera will not export, re-export or re-sell any Emulex Product without first obtaining prior written authorization from the U.S. Department of Commerce or any other Agency or Department of the United States Government, as and if required.

13.   ENTIRE AGREEMENT

      This Agreement constitutes the entire Agreement between the parties and supersedes all prior or contemporaneous agreements, discussions, and understandings between the parties, either express or implied. The following Attachments are part of this Agreement and are incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

EMULEX CORPORATION                                     EGENERA, INC.

By:  /s/Paul F. Folino                       By:   /s/Thomas F. Sheehan
    --------------------------------         -----------------------------------
(Signature)                                  (Signature)

Name:   Paul F. Folino                       Name:    Thomas F. Sheehan
    --------------------------------         -----------------------------------
(Please Print or Type)                       (Please Print or Type)

Title:  President & CEO                      Title:
                                                    ----------------------------

Date:    March 22, 2002                      Date:
                                                    ----------------------------

                                 AMENDMENT NO. 1

                                       TO

                     MANUFACTURING RIGHTS LICENSE AGREEMENT

                                     BETWEEN

                                  EGENERA, INC.

                                       AND

                               EMULEX CORPORATION

The parties agree that the above referenced Agreement is amended as follows. This Amendment shall be effective as of the later of the dates on which this Amendment is executed by the parties ("Effective Date").

1. The first sentence of Section 1.2 is hereby amended to including the following: cLAN Raven ASIC (GNAX-500-1) and cLAN5000 switch.

2. Section 1.4 is hereby amended to read as follows: "Source Documentation" means documentation necessary for Egenera to have the Emulex Product manufactured. Source Documentation includes the Emulex Product approved vendor list; schematics; costed bill of materials, quality and reliability data; DVT, DFM, and DFT; packaging data; engineering change orders; process flows; the Falcon ASIC and Raven ASIC source code; and the existing Alegro fab design files for the cLAN5300 switch.

3. Section 1.5 is hereby deleted in its entirety and the remaining paragraphs of Section 1 renumbered accordingly.

4. Section 1.6 is hereby amended to read as follows: "Product Documentation" means a copy of the Emulex Product user manual, diagnostic software documentation, and diagnostic source code for the Falcon ASIC and Raven ASIC.

5. Section 2 is hereby amended as follows: the clause "Subject to payment of the royalties as described in Section 5,..." is deleted.

6. The first sentence of Section 4.1 is hereby amended as follows: "During the term of this Agreement, Emulex hereby grants to Egenera a worldwide, nonexclusive, royalty free, fully paid-up right and license under Emulex's applicable patents, copyrights, and other intellectual property rights..." The last sentence of Section 4.1 is hereby deleted.

7.    Section 5 (Royalties and Audit Rights) is hereby deleted in its entirety.

8. Section 6.2 is hereby amended to include the following: "Notwithstanding the foregoing, Emulex shall have no obligation to provide any support to Egenera in connection with the Raven ASIC or cLAN5000 switch."

9. Except as amended above, all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

EMULEX CORPORATION                         EGENERA, INC.

By: /s/ Michael J. Rockenbach              By: /s/ James H. Kelly
  --------------------------------             --------------------------------
(Signature)                                (Signature)

Name: Michael J. Rockenbach                Name: James H. Kelly
----------------------------------         -------------------------------------
(Printed or Typed)                         (Printed or Typed)

Title: Exec. V.P., & CFO                   Title: VP Manufacturing

Date: 9/23/02                              Date: 20 September 2002

                                 AMENDMENT NO. 2

                                       TO

                     MANUFACTURING RIGHTS LICENSE AGREEMENT

                                     BETWEEN

                                  EGENERA, INC.

                                       AND

                               EMULEX CORPORATION

The parties agree that the above referenced Agreement is amended as follows. This Amendment shall be effective as of the later of the dates on which this Amendment is executed by the parties ("Effective Date").

1. The parties hereby agree to extend the term of the Agreement for an additional three (3) years, to expire on April 9, 2007, unless terminated earlier as provided in Section 3 of the Agreement.

2. Except as amended above, all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

EMULEX CORPORATION                                   EGENERA, INC.

By:  /s/ Paul Folino                        By:  /s/ Thomas Sheehan
    -----------------------------                ------------------------------
(Signature)                                 (Signature)

Name:  Paul Folino                          Name:  Thomas Sheehan
---------------------------------           -----------------------------------
(Printed or Typed)                          (Printed or Typed)

Title:  Chairman and CEO                    Title:  Chief Financial Officer

Date:  2/6/04                               Date:  27 January 2004

                                                                    Page 2 of 14